Exhibit 10.12

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.
Double asterisks denote omissions.

Amendment No. 1

to

Non-Exclusive License Agreement

This Amendment No. 1 (the “Amendment”) is made as of December 8, 2021 (the “Amendment Effective Date”) by and between Imara Inc., a Delaware corporation having an address at 116 Huntington Avenue, 6th Floor, Boston, MA 02116 (“Licensee”) and the University of Pittsburgh – Of the Commonwealth System of Higher Education, a non-profit corporation, organized and existing under the laws of the Commonwealth of Pennsylvania, having an office at 1st Floor Gardner Steel Conference Center, 130 Thackeray Avenue, Pittsburgh Pennsylvania 15260 (“University”). Licensee and University may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, the Parties are party to that certain Non-Exclusive License Agreement dated May 27, 2021 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

2.	Amendment to License Field. The Parties hereby agree that the defined term “Field” in Section 1.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.7 “Field” shall mean use of the Compound for the diagnosis, treatment or prevention of the following indications:

•	Hemoglobinopathies, including sickle cell disease and beta-thalassemia;
•	Red cell anemias and iron disorders, including iron-refractory iron deficiency anemia (IRIDA), hereditary hemochromatosis and polycythemia vera; and
•	Asthma in the Denver clinical trial only.”

3.	Consideration. As consideration for modifications to the Agreement as set forth in this Amendment, Licensee shall:

(a)  pay monetary consideration in the form of a one-time, nonrefundable fee of [**], payable within [**] from the Amendment Effective Date ([**] of this amount reflecting an amount to be paid by Licensee on behalf of a third-party related to Invoice No. 432171); and

(b)  simultaneous with execution of this Amendment, assign all of its right, title and interest in the patents and patent applications identified on Schedule A to this Amendment (the “Assigned Patents”), using the form of Assignment Agreement set forth on Schedule B to this Amendment; provided that, if at any point from and after the Amendment Effective Date, Licensee’s manufacture, research, development, use, sale, offer for sale or commercialization of the Compound in the Field, is Covered by any patent or patent application claiming priority to one or more of the Assigned Patents (including any and all divisionals, continuations, reissues, re-examinations, renewals, substitutions, and extensions of the foregoing), then University agrees to grant and hereby grants to Licensee a non-exclusive, fully-paid, royalty-free, perpetual, irrevocable, sublicensable (solely to the extent of Section 2.3 of the Agreement) license under University’s right, title and interest to the Assigned Patents to make, have made, manufacture, research, develop, use, sell, offer for sale and commercialize the Compound in the Field and in the Territory.

4.	Amendment Effective Date. This Amendment shall be effective as of the Amendment Effective Date.

5.	Survival. Section 3(b) of this Amendment shall be part of the Agreement and survive expiration or termination of the Agreement (as amended hereby).

6.

No Other Amendments. Except as amended by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered by this Amendment.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Amendment Effective Date.

IMARA INC.		UNIVERSITY OF PITTSBURGH – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By:	/s/ Rahul D. Ballal, PhD	By:	/s/ Evan Facher, Ph.D., MBA
Name:	Rahul D. Ballal, PhD	Name:	Evan Facher, Ph.D., MBA
Title:	Chief Executive Officer	Title:	Director, Innovation Institute, Vice Chancellor for Innovation and Entrepreneurship